IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the
SEC for the offering to which this communication relates. Before you invest, you should read the
Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or
Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO
WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER
(OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND
MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE
MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY
GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This term sheet is not required to, and does not contain all information that is required to be included in the prospectus and the prospectus supplement for the offered certificates.  The information in this term sheet is preliminary and is subject to completion or change.

The  information in this term sheet,  if conveyed prior to the time of your  commitment to purchase any of the offered  certificates,  supersedes  information  contained in any prior  similar term sheet,  the term sheet supplement and any other free writing prospectus relating to those offered certificates.

This term sheet and the related  term sheet  supplement  is not an offer to sell or a  solicitation  of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

January 5, 2007

Important notice about information presented in any final term sheet for any class of offered certificates, the term sheet supplement and the related base prospectus with respect to the offered certificates

We provide  information  to you about the offered  certificates  in three or more separate  documents that provide progressively more detail:

         o        the  related  base   prospectus,   dated  October  26,  2006,   which  provides  general
                  information, some of which may not apply to the offered certificates;

         o        the term sheet  supplement,  dated December 5, 2006, which provides general  information about series of  certificates  issued  pursuant to the  depositor's QO program,  some of which may not apply to the offered certificates; and

         o        this  term  sheet,   which  describes  terms   applicable  to  the  classes  of  offered
                  certificates   described  herein  and  provides  a  description  of  certain  collateral stipulations regarding the mortgage loans and the parties to the transaction.

The registration statement to which this offering relates is Commission File Number 333-131213.

This term sheet  provides a very general  overview of certain terms of the offered  certificates  and does not contain  all of the  information  that you should  consider in making  your  investment  decision.  To understand  all of the terms of a class of the  offered  certificates,  you  should  read  carefully  this document, the term sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC web site at www.sec.gov.

Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the term sheet supplement and the related base prospectus.

The offered certificates are reflected in the table below.

The  information  in this term sheet,  if conveyed  prior to the time of your  contractual  commitment  to purchase any of the offered  certificates,  supersedes  any  information  contained  in any prior  similar materials  relating  to such  certificates.  The  information  in this term sheet is  preliminary,  and is subject to  completion  or change.  This term sheet is being  delivered  to you solely to provide you with information  about the  offering  of the  certificates  referred  to in this term  sheet and to solicit an offer to purchase the  certificates,  when, as and if issued.  Any such offer to purchase made by you will not be  accepted  and  will  not  constitute  a  contractual  commitment  by you  to  purchase  any of the certificates, until we have accepted your offer to purchase certificates.

The  certificates  referred  to in these  materials  are being sold when,  as and if issued.  The  issuing entity  is not  obligated  to issue  such  certificates  or any  similar  security  and the  underwriter's obligation  to  deliver  such  certificates  is subject to the terms and  conditions  of the  underwriting agreement  with the issuing entity and the  availability  of such  certificates  when, as and if issued by the issuing entity. You are advised that the terms of the offered  certificates,  and the  characteristics of the mortgage  loan pool backing them,  may change (due,  among other things,  to the  possibility  that mortgage  loans that  comprise the pool may become  delinquent  or defaulted or may be removed or replaced and that similar or  different  mortgage  loans may be added to the pool,  and that one or more classes of certificates  may be split,  combined or  eliminated),  at any time prior to issuance or availability of a final  prospectus.  You are advised  that  certificates  may not be issued  that have the  characteristics described  in  these  materials.  The  underwriter's  obligation  to  sell  such  certificates  to  you is conditioned  on the  mortgage  loans  and  certificates  having  the  characteristics  described  in these materials.  If for any reason the issuing  entity  does not deliver  such  certificates,  the  underwriter will notify you, and neither the issuing  entity nor any  underwriter  will have any  obligation to you to deliver all or any portion of the  certificates  which you have  committed  to  purchase,  and none of the issuing  entity nor any  underwriter  will be liable for any costs or damages  whatsoever  arising from or related to such non-delivery.

None of the issuing entity of the certificates or any of its affiliates  prepared,  provided,  approved or verified any  statistical or numerical  information  presented  herein,  although that  information may be based in part on loan level data provided by the issuing entity or its affiliates.

Risk Factors

The offered  certificates are not suitable  investments for all investors.  In particular,  you should not purchase any class of offered  certificates  unless you understand the prepayment,  credit,  liquidity and market risks  associated with that class.  The offered  certificates  are complex  securities.  You should possess,  either alone or together with an  investment  advisor,  the expertise  necessary to evaluate the information  contained in this term sheet,  the term sheet  supplement and the related base prospectus for the offered  certificates  in the context of your  financial  situation and tolerance for risk. You should carefully  consider,  among other  things,  all of the  applicable  risk  factors in  connection  with the purchase of any class of the offered  certificates  listed in the section  entitled  "Risk Factors" in the term sheet supplement.

                                   $889,857,000 of Offered Certificates
                                      RALI 2006-QO10 Trust - Issuer
                               Residential Accredit Loans, Inc. - Depositor

                    Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO10

Description of the Offered Certificates

                  Approximate
                  Certificate                                   Expected Credit     Initial       Estimated     Principal
               Principal Balance                                Enhancement       Pass-Through    Avg. Life   Payment Window
Certificates        ($) (1)         Ratings (S&P/Moody's)   Percentage(2)        Rate (3)     (yrs) (4)        (4)
-------------------------------------------------------------------------------------------------------------------------------
     A-1           492,055,000             AAA/Aaa                  45.34%        LIBOR + 0.16%      3.19      01/07 - 04/15
-------------------------------------------------------------------------------------------------------------------------------
     A-2           205,022,000             AAA/Aaa                  22.57%        LIBOR + 0.20%      3.19      01/07 - 04/15
-------------------------------------------------------------------------------------------------------------------------------
     A-3           123,013,000             AAA/Aaa                   8.90%        LIBOR + 0.24%      3.19      01/07 - 04/15
-------------------------------------------------------------------------------------------------------------------------------
     M-1            18,455,000             AA+/Aaa                   6.85%        LIBOR + 0.36%      6.06      08/10 - 04/15
-------------------------------------------------------------------------------------------------------------------------------
     M-2            15,753,000              AA/Aa1                   5.10%        LIBOR + 0.37%      6.05      08/10 - 04/15
-------------------------------------------------------------------------------------------------------------------------------
     M-3             4,501,000             AA-/Aa2                   4.60%        LIBOR + 0.38%      6.05      08/10 - 04/15
-------------------------------------------------------------------------------------------------------------------------------
     M-4             8,552,000              A+/Aa3                   3.65%        LIBOR + 0.49%      6.04      08/10 - 04/15
-------------------------------------------------------------------------------------------------------------------------------
     M-5             4,501,000               A/A1                    3.15%        LIBOR + 0.53%      6.04      08/10 - 04/15
-------------------------------------------------------------------------------------------------------------------------------
     M-6             4,502,000              A-/A2                    2.65%        LIBOR + 0.58%      6.04      08/10 - 04/15
-------------------------------------------------------------------------------------------------------------------------------
     M-7             4,501,000             BBB+/A3                   2.15%        LIBOR + 1.15%      6.01      08/10 - 04/15
-------------------------------------------------------------------------------------------------------------------------------
     M-8             4,501,000             BBB/Baa1                  1.65%        LIBOR + 1.50%      5.83      08/10 - 10/14
-------------------------------------------------------------------------------------------------------------------------------
     M-9             4,501,000            BBB-/Baa3                  1.15%        LIBOR + 1.50%      5.52      08/10 - 11/13
-------------------------------------------------------------------------------------------------------------------------------

     (1) The Certificate  Principal  Balances are based on scheduled balances of the Mortgage Loans as of
         December 1, 2006 and are subject to an aggregate +/- 10% variance on the Certificates.
     (2) Includes  fully  funded  overcollateralization  of  approximately  0.50%.  The  expected  credit enhancement  percentage for each Class of Certificates  is subject to a +/- 0.50% variance.  The
         Class A-1 Certificates  and Class A-2 Certificates  will each be a super senior class. The Class
         A-2   Certificates   will  be  entitled  to  additional   credit  support  from  the  Class  A-3
         Certificates,  and the Class A-1  Certificates  will be entitled to  additional  credit  support from the Class A-2 Certificates and Class A-3 Certificates.
     (3) The  Pass-Through  Rate for the Class  A-1,  Class A-2 and  Class  A-3  Certificates  will be on adjustable  rates  equal to the lesser of (i)  one-month  LIBOR plus the related  margin  (which margin will be multiplied by 2.0 after the first possible  Optional  Cleanup Call Date) and (ii)
         the Net Rate Cap (as defined  herein) for that  Distribution  Date. The  Pass-Through  Rates for the Class M  Certificates  (as defined  herein) will be adjustable  rates equal to the lesser of
         (i)  one-month  LIBOR plus the related  margin (which margin will be multiplied by 1.5 after the first  possible  Optional  Cleanup Call Date) and (ii) the Net Rate Cap (as defined  herein) for that Distribution Date.
     (4) Assuming 25% CPR (the "Pricing Prepayment Assumption") and the 10% Clean-up Call is exercised.

Mortgage Pool Description(1)
------------------------------------------------------ --------------------------------
                                                               Final Loan Pool
------------------------------------------------------ --------------------------------
Aggregate Principal Balance:                                              $900,209,561
------------------------------------------------------ --------------------------------
Average Loan Balance:                                                         $359,796
------------------------------------------------------ --------------------------------
Number of Loans:                                                                 2,502
------------------------------------------------------ --------------------------------
Weighted Average Months to Roll:                                                     1
------------------------------------------------------ --------------------------------
Weighted Average Term to Maturity (Months):                                     387.96
------------------------------------------------------ --------------------------------
Gross WAC:                                                                       5.21%
------------------------------------------------------ --------------------------------
Weighted Average Expense Rate before Reset:                                      0.43%
------------------------------------------------------ --------------------------------
Net WAC:                                                                         4.79%
------------------------------------------------------ --------------------------------
Minimum Coupon:                                                                  0.99%
------------------------------------------------------ --------------------------------
Maximum Coupon:                                                                  8.75%
------------------------------------------------------ --------------------------------
Maximum Lifetime Rate:                                                           9.96%
------------------------------------------------------ --------------------------------
Weighted Average Gross Margin:                                                   3.24%
------------------------------------------------------ --------------------------------
Weighted Average Net Margin:                                                     2.81%
------------------------------------------------------ --------------------------------
No Prepayment Penalties:                                                        10.02%
------------------------------------------------------ --------------------------------
One Year Hard Prepayment Penalties:                                             20.00%
------------------------------------------------------ --------------------------------
Three Year Hard Prepayment Penalties:                                           69.96%
------------------------------------------------------ --------------------------------
One-Month LIBOR Indexed Percent:                                                 1.02%
------------------------------------------------------ --------------------------------
One-Year MTA Indexed Percent:                                                   98.98%
------------------------------------------------------ --------------------------------
Weighted Average FICO:                                                             703
------------------------------------------------------ --------------------------------
Cash Out Refinance Percent:                                                     53.80%
------------------------------------------------------ --------------------------------
California Percent:                                                             58.52%
------------------------------------------------------ --------------------------------
Primary Residence Percent:                                                      86.57%
------------------------------------------------------ --------------------------------
Single Family and PUD Percent:                                                  85.92%
------------------------------------------------------ --------------------------------
Single Largest Zip Code Percent:                                                 0.66%
------------------------------------------------------ --------------------------------
Largest Individual Loan Balance:                                            $5,911,813
------------------------------------------------------ --------------------------------
Weighted Average Original Loan-to-Value Ratio:                                  74.76%
------------------------------------------------------ --------------------------------
Weighted Average Combined Loan-to-Value Ratio:                                  80.23%
------------------------------------------------------ --------------------------------
Final Maturity Date:                                                         12/1/2046
------------------------------------------------------ --------------------------------

(1) All percentages calculated herein are percentages of scheduled principal balances as of the
    Cut-Off Date

Features of the Transaction

  o  Offering  consists  of  certificates  totaling  approximately  $889,857,000,  of which  approximately
     $820,090,000  will be rated Aaa/AAA by Moody's and S&P, respectively.

  o  The expected amount of credit support for the Class A-1 Certificates  will be  approximately  45.34%, for the Class A-2 Certificates will be approximately  22.57%,  for the Class A-3 Certificates will be approximately  8.90%, for the Class M-1 Certificates  will be approximately  6.85%, for the Class M-2
     Certificates  will be  approximately  5.10%,  for the Class M-3  Certificates  will be  approximately
     4.60%,  for the Class M-4 Certificates  will be  approximately  3.65%, for the Class M-5 Certificates will be  approximately  3.15%, for the Class M-6  Certificates  will be approximately  2.65%, for the
     Class  M-7  Certificates  will  be  approximately  2.15%,  for the  Class  M-8  Certificates  will be approximately  1.65%,  for the Class M-9 Certificates  will be approximately  1.15% and for the Class
     B Certificates will be approximately 0.50%.

  o  Substantially  all  of the  collateral  is  expected  to  consist  of  One-Year  MTA  payment  option adjustable  rate mortgage  loans with a negative  amortization  feature set to mature within 40 years of the date of  origination,  secured by first liens on one- to  four-family  residential  properties and acquired by Residential Funding Company, LLC.

Time Table

Cut-Off Date:           December 1, 2006

Settlement Date:        December 28, 2006

Distribution Date:      25th of each month or the next business day if such day is not a business day.

First Distribution      January 25, 2007
Date:

Assumed Final           The distribution date occurring in January 2037.  The actual final distribution date could be
Distribution Date:      substantially earlier.

Key Terms

Issuer:                 RALI Series 2006-QO10 Trust

Depositor:              Residential Accredit Loans, Inc.

Master Servicer:        Residential Funding Company, LLC.

Trustee:                Deutsche Bank Trust Company Americas

Significant Servicers:  Servicers  that  may  subservice  10% or  more  by  principal  amount  of the  mortgage  loans  include
                        Homecomings Financial, LLC and GMAC Mortgage, LLC, wholly-owned subsidiaries of the Master Servicer.

Rating Agencies:        Moody's and Standard & Poor's.

Type of Issuance:       Public for all the Offered Certificates.

Offered Certificates:   Class A  and Class M Certificates.

Non Offered             Class B Certificates.
Certificates:

Class A Certificates:   Class A-1, Class A-2 and Class A-3 Certificates.

Class M Certificates:   Class M-1,  Class M-2,  Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, and Class M-9
                        Certificates.

Other Certificates:     The following Class of "Other  Certificates"  (the Class B Certificates)  which are not offered hereby, will be issued  in the  indicated  approximate  original  certificate  principal  balance,  and will be subordinate to the Offered Certificates.

_______________________________________________________________________________________________
                           Approximate Certificate          Ratings
      Certificate (1)            Balance ($)              (S&P/Moody's)     Initial Coupon(2)
_______________________________________________________________________________________________
            B                     5,851,000                   BB/NR           LIBOR + 1.50%
_______________________________________________________________________________________________

1.       The  Certificate  Principal  Balance is  approximate,  based on December 1, 2006  balances of the
         Mortgage Loans, and is subject to a +/- 10% variance in the aggregate.
2.       For the Class B  Certificate,  the  Pass-Through  Rates  will be  adjustable  rates  equal to the lesser of (i)  one-month  LIBOR plus the related  margin (which margin will be multiplied by 1.5 after the first  possible  Optional  Cleanup  Call  Date) and (ii) the Net Rate Cap (as  defined herein) for that Distribution Date.

LIBOR Certificates:     Class A Certificates,  Class M  Certificates  and Class B Certificates.

Servicer Advancing:     The Master  Servicer  is  obligated  to  advance  delinquent  mortgagor  payments  through  the date of liquidation of an REO property to the extent the advance is deemed recoverable.

Delay Days:             0 day delay on the LIBOR Certificates

Prepayment Period:      As to any Distribution Date, the period commencing on the 16th day of the month prior to the month in which that Distribution Date occurs and ending on the 15th day of the month in which such Distribution
                        Date occurs.

Day Count:              Actual/360 basis for the LIBOR Certificates

Interest Accrual
Period:                 For the LIBOR Certificates from the prior Distribution Date to the day prior to the current
                        Distribution Date except for the initial accrual period for which interest will accrue from the
                        Closing Date.

Compensating Interest:  On each distribution date, the Master Servicer is required to cover certain interest shortfalls as a result of certain prepayments, by reducing its servicing compensation, as more fully described in the term sheet supplement. The reduction in the Master Servicer's servicing compensation for any
                        Distribution Date will be limited to an amount equal to the lesser of (i) the master servicing fee and investment earnings on the custodial account and (ii) the product of:

                                          o 0.125% multiplied by
                                          o one-twelfth multiplied by
                                          o the aggregate stated principal balance of the mortgage loans as of the first day of the prior month.

Pricing Prepayment      A 100% prepayment assumption assumes a constant prepayment rate, or CPR, of 25.0% per annum of the
Assumption:             then outstanding principal balance of the mortgage loans in each month thereafter during the life of the mortgage loans.

Collateral Description:
                        As of December 1, 2006,  the aggregate  principal  balance of the mortgage  loans  described  herein is expected to be approximately  $900 million.  Substantially all of the Mortgage Loans accrue interest at a mortgage  rate which  adjusts  monthly  (after the initial  fixed rate teaser  period of one or three months) based upon an index rate of the 12-month  moving  average of the monthly yield on United States treasury  securities  adjusted to a constant  maturity of one year (the "MTA") index.  After the one or three month initial fixed rate teaser period, the interest rate for each of these MTA-indexed  Mortgage
                        Loans will adjust  monthly to equal the sum of MTA and the related gross  margin.  None of the Mortgage
                        Loans are  subject to a periodic  rate  adjustment  cap.  All of the  Mortgage  Loans are  subject to a maximum mortgage rate.

                        For each of the Mortgage  Loans,  the related  borrower  must make a minimum  monthly  payment which is subject  to  adjustment  on a date  specified  in the  mortgage  note and  annually  on the  same  date thereafter,  subject  generally to the conditions  that (i) the amount of the minimum  monthly  payment will not increase by an amount that is more than 7.50% of the last minimum monthly payment,  (ii) as of the fifth or tenth  anniversary  of the first due date and on the same day every five years  thereafter as well as the final payment  adjustment  date,  the minimum  monthly  payment will be recast,  without regard to the limitation in clause (i) above,  in order to amortize fully the then unpaid mortgage loan principal balance over the remaining term to maturity,  and (iii) if the unpaid mortgage loan principal balance exceeds 110% or 115% of the original  principal balance due to Deferred Interest (the "Negative
                        Amortization  Limit"), the minimum monthly payment will be recast,  without regard to the limitation in clause (i), in order to amortize  fully the then unpaid  principal  balance over the remaining  term to maturity.

                        On each  Distribution  Date after the initial  fixed rate  period,  the  servicer  will present to each borrower  three payment  options in addition to the minimum  monthly  payment  described  above.  Those payment  options will include (i) interest  only,  (ii) an amount that will fully amortize the mortgage loan over the remaining  amortization  term of the mortgage  loan at the current  mortgage rate (except for Balloon Loans, where the monthly payment will provide for the payment of principal  generally based on a 40 year amortization  schedule  although the mortgage loan will have a scheduled  maturity date of approximately 30 years from the due date of the first monthly  payment),  and (iii) an amount that will fully  amortize the  mortgage  loan over a period of 15 years from the first  Distribution  Date at the current  mortgage  rate.  Those  payment  options  will only be  available  to the borrower if they are higher than the minimum monthly payment described above.

                        Negative  amortization  on a Mortgage Loan will occur when the monthly  payment made by the borrower is less than  interest  accrued  at the  current  mortgage  rate on the  unpaid  principal  balance of the
                        Mortgage Loan (such deficiency,  the "Deferred Interest"). The amount of the Deferred Interest, if any, is then added to the unpaid principal balance of the Mortgage Loan.

The Mortgage Loans:     The  Mortgage  Loans will be  secured  by first lien  mortgage  loans  secured  by  one-to-four  family residential  properties.  Substantially  all of the  mortgage  loans are indexed to  One-Year  MTA with monthly coupon adjustments that allow for negative amortization.

Expense Rate:           The "Expense  Rate" is comprised of primary  servicing  fees and a master  servicing  fee. The weighted average Expense Rate before the reset date will be equal to approximately 0.425%.

Optional Clean Up
Call:                   Less than 10% of the Cut-off Date principal balance of the Mortgage Loans.

Tax Treatment:          It is  anticipated  that the Offered  Certificates  will be treated as REMIC regular  interests for tax purposes.

ERISA Eligibility:      The  Offered  Certificates  are  expected  to be  eligible  for  purchase by or with assets of employee benefit plans and other plans and arrangements  that are subject to Title I of ERISA or Section 4975 of the Code,  subject to certain  conditions.  Prospective  investors  should  review with their own legal advisors as to whether the purchase and holding of the  Certificates  could give rise to a  transaction prohibited or not otherwise permissible under ERISA, Section 4975 of the Code or other similar laws.

SMMEA Eligibility:      The Class A, Class M-1,  Class M-2,  Class M-3 and Class M-4  Certificates  are expected to  constitute
                        "mortgage related securities" for purposes of SMMEA.

Minimum Denomination:   $100,000 for the Class A, Class M-1,  Class M-2 and Class M-3  Certificates  and $250,000 for the Class
                        M-4, Class M-5, Class M-6, Class M-7, Class M-8,  and the Class M-9 Certificates.

Delivery:               DTC

Structure of the Offered and Non Offered Certificates

  Credit Enhancement

The credit enhancement provided for the Certificates in the form of net monthly excess cashflow, subordination and overcollateralization.

Negative Amortization

In the event that an increase in the mortgage index causes interest to accrue on a mortgage loan for a given month in excess of the minimum monthly payment due for that mortgage loan, the excess interest will be added to the outstanding principal balance of that mortgage loan in the form of negative amortization (referred to herein as the "Deferred Interest").  The amount of Deferred Interest, if any, for a given month, to the extent not offset first by principal prepayments on the mortgage loans received during the related prepayment period, will reduce the amount of interest collected on the related mortgage loans and available to be distributed as a distribution of interest to the certificates.

Definitions

             Accrued Certificate           For any  Distribution  Date and each class of Offered  Certificates,  the amount of interest accrued
             Interest:                     during the related Interest Accrual Period on the related Certificate  Principal Balance immediately prior to such Distribution Date (or the Closing Date in the case of the first  Distribution Date) at the related  pass-through rate, as reduced by any prepayment  interest shortfalls and any shortfalls resulting  from the  application  of the  Servicemembers  Civil  Relief  Act,(or any  similar  state statutes) and reduced by any Net Deferred Interest allocated to that class.

             Principal Prepayment:         The principal  portion of all partial and full  prepayments  received during the related  prepayment period.

             Net Monthly Excess Cashflow:  With  respect  to any  Distribution  Date,  an  amount  equal  to the sum of (x) the  excess  of the available  distribution  amount  for  that  Distribution  Date  over  the  sum of (a)  the  interest distribution amount for the certificates on that Distribution Date and (b) the Principal  Remittance
                                           Amount for that Distribution Date, and (y) the  Overcollateralization  Reduction Amount, if any, for
                                           that Distribution Date.

             Required                      For any Distribution  Date (i) prior to the Stepdown Date, an amount equal to 0.50% of the aggregate
             Overcollateralization         stated  principal  balance  of the  Mortgage  Loans as of the  Cut-off  Date,  (ii) on or after  the
             Amount:                       Stepdown Date but prior to the Distribution  Date in January 2013 provided a Trigger Event is not in effect,  the greater of (x) 1.25% of the aggregate  stated  principal  balance of the Mortgage Loans
                                           after  giving  effect  to  distributions  to  be  made  on  that   Distribution  Date  and  (y)  the
                                           Overcollateralization  Floor,  (iii) on or after the Stepdown Date and on or after the  Distribution
                                           Date in January  2013  provided a Trigger  Event is not in effect,  the  greater of (x) 1.00% of the then aggregate stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution Date and (y) the  Overcollateralization  Floor, or (iv) on or after the Stepdown Date if a Trigger  Event is in effect,  the Required  Overcollateralization  Amount for the immediately  preceding  Distribution  Date. The initial  Required  Overcollateralization  Amount will be fully funded on the Closing Date.

             Overcollateralization Floor:  An amount equal to 0.50% of the aggregate  principal balance of the Mortgage Loans as of the Cut-Off
                                           Date, or approximately $4,501,048.

             Excess                        With respect to any Distribution  Date, the excess, if any, of the  Overcollateralization  Amount on
             Overcollateralization         that Distribution Date over the Required Overcollateralization Amount on that Distribution Date.
             Amount:

             Overcollateralization         With respect to any  Distribution  Date, the excess,  if any, of (a) the aggregate  stated principal
             Amount:                       balance of the Mortgage Loans before giving effect to  distributions of principal to be made on that
                                           Distribution  Date,  over  (b)  the  aggregate   certificate   principal  balance  of  the  Class  A
                                           Certificates,   Class  M  Certificates   and  Class  B  Certificates   before  taking  into  account
                                           distributions of principal to be made on that Distribution Date .

             Overcollateralization         With respect to any  Distribution  Date, an amount equal to the lesser of (i) the Net Monthly Excess
             Increase Amount:              Cashflow for that  Distribution  Date (to the extent not used to cover  losses) and (ii) the excess, if any, of (x) the Required  Overcollateralization  Amount for that  Distribution  Date over (y) the
                                           Overcollateralization Amount for that Distribution Date.

             Net Deferred Interest:        The excess if any of the Deferred Interest on Mortgage Loans over principal prepayments.

Overcollateralization         With respect to any Distribution Date for which the Excess Overcollateralization Amount is, or would
Reduction Amount:             be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of  (i) the Excess Overcollateralization Amount for that
                              Distribution Date, and (ii) the Principal Remittance Amount for that Distribution Date.

Stepdown Date:                The earlier to occur of (A) the  Distribution  Date  immediately  following the  Distribution  Date on which  the  Class A  Certificates  have  been  reduced  to zero and (B) the  later to occur of (x) the
                              Distribution  Date occurring in January 2010 and (y) the first  Distribution  Date on which the Senior
                              Enhancement  Percentage is equal to or greater than  approximately  (a) on any Distribution Date prior to the Distribution  Date in January 2013,  22.250% and (b) on any  Distribution  Date on or after the
                              Distribution Date in January 2013, 17.800%.

Senior Enhancement            On any  Distribution  Date,  the  Senior  Enhancement  Percentage  will be  equal to a  fraction,  the
Percentage:                   numerator  of which is the sum of (x) the  aggregate  certificate  principal  balance  of the  Class M
                              Certificates  immediately  prior to that Distribution  Date and (y) the  Overcollateralization  Amount
                              immediately  prior to that  Distribution  Date, and the  denominator of which is the aggregate  stated
                              principal  balance of the  Mortgage  Loans after  giving  effect to  distributions  to be made on that
                              Distribution Date.

Trigger Event:                A Trigger  Event is in effect  with  respect  to any  Distribution  Date if either (i) on or after the
                              Stepdown Date the Sixty-Plus Delinquency Percentage,  as determined on that Distribution Date, exceeds
                              40.00% of the current  Senior  Enhancement  Percentage  or (ii) on or after the  Distribution  Date in
                              January 2009 the  aggregate  amount of realized  losses  allocated as a percentage of the Cut-Off Date aggregate stated principal balance of the Mortgage Loans exceeds the values defined below:

 ------------------------------------ ---------------------------------------------------------------------------
          Distribution Date                              Cumulative Realized Loss Percentage:
  ------------------------------------ ---------------------------------------------------------------------------
    January 2009 - December 2009       0.200% for the first month, plus an additional 1/12th of 0.250% for each month thereafter (e.g., approximately 0.221% in February 2009)
  ------------------------------------ ---------------------------------------------------------------------------
    January 2010 - December 2010       0.450% for the first month, plus an additional 1/12th of 0.350% for each month thereafter (e.g., approximately 0.479% in February 2010)
  ------------------------------------ ---------------------------------------------------------------------------
    January 2011 - December 2011       0.800% for the first month, plus an additional 1/12th of 0.350% for each month thereafter (e.g., approximately 0.829% in February 2011)
  ------------------------------------ ---------------------------------------------------------------------------
    January 2012 - December 2012       1.150% for the first month, plus an additional 1/12th of 0.450% for each month thereafter (e.g., approximately 1.188% in February 2012)
 ------------------------------------ ---------------------------------------------------------------------------
    January 2013 - December 2013       1.600% for the first month, plus an additional 1/12th of 0.150% for each month thereafter (e.g., approximately 1.613% in February 2013)
 ------------------------------------ ---------------------------------------------------------------------------
     January 2014 and thereafter                                        1.750%
 ------------------------------------ ---------------------------------------------------------------------------

 Sixty-Plus Delinquency       With respect to any Distribution Date on or after the Stepdown Date, the arithmetic average,  for each
 Percentage:                  of the three Distribution  Dates ending with such Distribution  Date, of the fraction,  expressed as a percentage,  equal to (x) the aggregate stated principal  balance of the Mortgage Loans that are 60 or more days  delinquent  in payment of  principal  and interest for that  Distribution  Date,  including mortgaged loans in bankruptcy,  foreclosure and REO, over (y) the aggregate stated  principal  balance of all of the Mortgage Loans immediately preceding that Distribution Date.

Net Mortgage Rate:            With respect to any Mortgage Loan, the per annum mortgage rate thereon minus the per annum rates at which the master servicing and subservicing fees are paid.

Net Rate Cap:                 With respect to any Distribution Date and any class of LIBOR Certificates, the lesser of (i) the Net
                              WAC Cap Rate and (ii) the Available Funds Rate.

Net WAC Cap Rate:             With respect to any Distribution Date, a per annum rate (which will not be less than zero) equal to the weighted average of the Net Mortgage Rates of the mortgage loans using the Net Mortgage Rates in effect for the scheduled payments due on such mortgage loans during the related due period multiplied by a fraction expressed as a percentage, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

Available Funds Rate:         With  respect to any  Distribution  Date,  a per annum rate equal to the product of (x)  the Interest
                              Remittance Amount plus full and partial  prepayment amounts received on the loans and available to be distributed  on that  Distribution  Date and (y) a  fraction,  the  numerator  of which is 12 and the denominator of which is the aggregate  stated  principal  balance of the mortgage loans as of the due date  occurring in the month  preceding the month of such  Distribution  Date (after giving effect to principal  prepayments  in the  prepayment  period  related to that prior due date),  adjusted  to an actual/360 rate.

Interest Remittance Amount:   With respect to any distribution date, the interest received or advanced with respect to the Mortgage Loans, net of the Expense Fee Rate.

Basis Risk Shortfall:         With respect to any class of Class A Certificates, Class M Certificates and Class B Certificates and
                              any Distribution Date on which the Net Rate Cap is used to determine the pass-through rate for that class of certificates, an amount equal to the excess of (i) Accrued Certificate Interest for that class calculated at a rate equal to One-Month LIBOR plus the related Margin, over (ii) Accrued
                              Certificate Interest for that class calculated assuming the Net Rate Cap was equal to the Net WAC
                              Cap Rate for such Distribution Date

Basis Risk Shortfall          On the closing date, the depositor will deposit funds, on behalf of the trust into an account
Reserve Fund:                 referred to herein as the basis risk shortfall reserve fund, which are estimated to approximate the amount of any potential shortfall of interest on the Class A, Class M and Class B Certificates on the first distribution date due to the fact that certain mortgage loans are still in their initial fixed rate period and the weighted average of the net mortgage rates on the mortgage loans will be less than the index plus the related margin on the Class A, M, and B Certificates on such distribution date.  To the extent any such class of certificates has a shortfall of interest on the initial distribution date due to the application of the weighted average net mortgage rate cap, amounts will be withdrawn from the basis risk shortfall reserve fund and paid to the Class A, Class
                              M and Class B Certificates on the initial distribution date to the extent necessary to reduce that shortfall to the extent of available funds. The basis risk shortfall reserve fund will then be closed and amounts on deposit therein will be distributed to Goldman, Sachs & Co. or its designee.
Basis Risk Shortfall          With respect to any Class of the Class A Certificates, Class M Certificates and Class B Certificates
Carryforward Amount:          and any Distribution Date, an amount equal to the amount of related Basis Risk Shortfall, plus any unpaid Basis Risk shortfall from prior Distribution Dates, plus interest thereon to the extent not previously paid from Excess Cash Flow or the Basis Risk Shortfall Reserve Fund, at a rate equal to one-month LIBOR plus the related margin for the current Distribution Date.

Maturity Reserve Account:     If, on certain distribution dates any certificates are outstanding and the aggregate stated
                              principal balance of the mortgage loans with original terms to maturity in excess of 30 years is greater than a scheduled amount, the trustee will be required to deposit, from the interest remittance amount, into a maturity reserve account on each such distribution date, an amount specified in the final prospectus supplement, until the amount on deposit in the account is equal to the lesser of (a) the aggregate certificate principal balance of the certificates and (b) the aggregate stated principal balance of the mortgage loans with original terms to maturity in excess
                              of 30 years.   In the event on certain other distribution dates that the aggregate stated principal balance of the mortgage loans with original terms to maturity in excess of 30 years is greater than the sum of the then current overcollateralization amount and the aggregate amount on deposit in the maturity reserve account, all cashflow otherwise payable to the Class SB Certificates in accordance with the payment priorities described in this term sheet and all amounts on deposit in the maturity reserve account will be used to pay the outstanding certificate principal balances of the certificates then outstanding, to zero.

Prepayment Interest           With respect to any Distribution Date, the aggregate shortfall, if any, in collections of interest
Shortfall:                    resulting from mortgagor prepayments on the Mortgage Loans during the Prepayment Period.  These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the Mortgage Loans as of the due date immediately preceding the date of prepayment.  No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient therefor.  Any Prepayment
                              Interest Shortfalls not covered by Eligible Master Servicing Compensation or Excess Cash Flow and
                              allocated to a class of Offered and Non Offered Certificates will accrue interest at the then applicable pass-through rate on that class of Offered and Non Offered certificates and will be paid, together with the interest thereon, on future Distribution Dates only to the extent of any Excess
                              Cashflow available therefor on that Distribution Date.

Relief Act Shortfalls:        With respect to any Distribution Date, the shortfall, if any, in collections of interest resulting from the Servicemembers Civil Relief Act or similar legislation or regulation.  Relief Act
                              Shortfalls will be covered by available Net Monthly Excess Cashflow in the current period only as described under "Net Monthly Excess Cashflow Distributions."  Any Relief Act Shortfalls allocated to the Offered and Non Offered Certificates for the current period not covered by Net Monthly Excess
                              Cashflow will remain unpaid.  Relief Act Shortfalls will be allocated on a pro rata basis among the certificates.

Interest Distribution         With respect to any  distribution  date and any class of LIBOR  Certificates,  the aggregate amount of
Amount:                       Accrued  Certificate  Interest  for that  distribution  date  plus any  Accrued  Certificate  Interest remaining unpaid from any prior  distribution  date,  together with interest thereon,  in each case to the extent distributed to the holders of the LIBOR Certificates.

Interest Carryforward         With respect to any Distribution Date and any class of LIBOR Certificates, the sum of (a) on any
Amount:                       Distribution Date on which the pass-through rate is equal to the Available Funds Rate, the excess, if any, of (i) Accrued Certificate Interest for such class assuming the Net Rate Cap for such
                              Distribution Date was equal to the Net WAC Cap Rate over (ii) Accrued Certificate Interest for such class assuming the Net Rate Cap for such Distribution Date was equal to the Available Funds Rate and
                              (b) interest on the amount calculated pursuant to clause (a) for any prior Distribution Date that remains unreimbursed at the related pass-through rate.

Interest Distributions:       On each  Distribution  Date,  accrued and unpaid  interest (less  prepayment  interest  shortfalls not covered by compensating  interest,  Net Deferred  Interest and Relief Act Shortfalls)  will be paid to the  holders  of  Class A  Certificates  and  Class M  Certificates  to the  extent  of the  available distribution  amount as described in the term sheet supplement  (after payment of the master servicing and primary-servicing fees) in the following order of priority:

                                            1.  To the Class A Certificates, pro rata;
                                            2.  To the Class M-1 Certificates;
                                            3.  To the Class M-2 Certificates;
                                            4.  To the Class M-3 Certificates;
                                            5.  To the Class M-4 Certificates;
                                            6.  To the Class M-5 Certificates;
                                            7.  To the Class M-6 Certificates;
                                            8.  To the Class M-7 Certificates;
                                            9.  To the Class M-8 Certificates;
                                            10. To the Class M-9 Certificates; and
                                            11. To the Class B Certificates.

Principal Payments:           The Class A Principal Distribution Amount, with respect to the Class A Certificates, will be distributed to
                              the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, until their Certificate Principal
                              Balances
                              have been reduced to zero.

                              The Class M Certificates and Class B Certificates will be subordinate to the Class A Certificates, and will not receive any principal payments until on or after the Stepdown Date, or if a Trigger
                              Event is in effect, unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero. In such case, the Class M Certificates and Class B Certificates will receive any remaining principal distribution amount sequentially in each case until the principal distribution amount thereof has been reduced to zero.

                              On or after the Stepdown Date and if a Trigger Event is not in effect, or if the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the remaining principal distribution amount will be distributed in the following order of priority:  to the Class
                              M-1 Certificates, the Class M-1 Principal Distribution Amount, to the Class M-2 Certificates, the
                              Class M-2 Principal Distribution Amount, to the Class M-3 Certificates, the Class M-3 Principal
                              Distribution Amount, to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, to
                              the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, to the Class M-6
                              Certificates, the Class M-6 Principal Distribution Amount, to the Class M-7 Certificates, the Class
                              M-7 Principal Distribution Amount, to the Class M-8 Certificates, the Class M-8 Principal
                              Distribution Amount, to the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, and
                              to the Class B Certificates, the Class B Principal Distribution Amount in each case until the certificate principal balance thereof has been reduced to zero.

Principal Distribution        With respect to any Distribution Date, the lesser of (a) the excess of (i) the available
Amount:                       distribution amount over (ii) the Interest Distribution Amount and (b) the sum of the following:

                                            1.  the principal  portion of all scheduled  monthly  payments on the mortgage loans received or advanced with respect to the related due period;

                                            2.  the  principal  portion of all  proceeds  of the  repurchase  of  Mortgage
                                                Loans,  or,  in  the  case  of  a  substitution,  amounts  representing  a principal  adjustment,  as required by the pooling and servicing agreement during the preceding calendar month;

                                            3.  the principal  portion of all other  unscheduled  collections  received on the  mortgage  loans  during  the  preceding  calendar  month  other  than
                                                Subsequent Recoveries,  including, without limitation, Insurance Proceeds,
                                                Liquidation  Proceeds and, except to the extent applied to offset Deferred
                                                Interest,  full and partial  Principal  Prepayments made by the respective mortgagors,  to the extent not  distributed in the preceding  month or, in the case of Principal  Prepayments in full, during the related  Prepayment
                                                Period;

                                            4.  the lesser of (a) the Excess Cash Flow for that  distribution date and (b)
                                                the  principal  portion of any Realized  Losses  allocated to any class of
                                                Offered  and Non Offered  certificates  on a prior  distribution  date and remaining unpaid, to the extent covered by Subsequent  Recoveries for that distribution  date as  described  under  "—Net  Monthly  Excess  Cash Flow
                                                Distributions" below; and

                                            5.  the lesser of (a) the Excess Cash Flow for that distribution  date, to the extent not used in clause (4) above and (b) the  principal  portion of any
                                                Realized  Losses  incurred,  or  deemed  to  have  been  incurred,  on any mortgage loans in the calendar month preceding that  distribution  date to the  extent  covered  by Excess  Cash Flow for that  distribution  date as described under —Net Monthly Excess Cash Flow  Distributions" below;

                                            6.  the lesser of (a) the Excess Cash Flow for that distribution  date, to the
                                                extent  not  used   pursuant   to  clauses  (4)  and  (5)  above  on  such
                                                distribution  date,  and  (b)  the  amount  of  any  Overcollateralization
                                                Increase Amount for that distribution date;

                                                minus

                                            7.  the  amount  of  any  Overcollateralization   Reduction  Amount  for  that
                                                distribution date; and

                                            8.  any related Capitalization  Reimbursement Amount as further defined in the
                                                Term Sheet Supplement for this transaction.

                              In no event will the Principal Distribution Amount on any distribution date be less than zero or greater than the aggregate outstanding Certificate Principal Balance of the LIBOR certificates.

Principal Remittance Amount:  For any Distribution Date, the sum of the following amounts: (i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period; (ii) the principal portion of all proceeds of the repurchase of the Mortgage Loans or, in the case of substitution, amounts representing a principal adjustment as required in the pooling and servicing agreement during the preceding calendar month; and (iii the principal portion of all other unscheduled collections received on the mortgage loans during the preceding calendar month other than Subsequent Recoveries, including, without limitation, Insurance Proceeds, Liquidation
                              Proceeds and, except to the extent applied to offset Deferred Interest, full and partial Principal
                              Prepayments made by the respective mortgagors, to the extent not distributed in the preceding month or, in the case of Principal Prepayments in full, during the related Prepayment Period.

Class A Principal             With respect to any Distribution Date:
Distribution Amount:
                              1.   prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date, or
                              2.   on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:  (i) the Principal Distribution Amount for that Distribution Date; and (ii) the excess of (a) the aggregate certificate principal balance of the Class A Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1)
                                   77.750% for any Distribution Date prior to the Distribution Date in January 2013 and 82.200%
                                   for any Distribution Date on or after the Distribution Date in January 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the
                                   Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-1 Principal           With respect to any Distribution Date:
Distribution Amount:
                              1.   prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, or
                              2.   on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:  (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount) and (2) the
                                   certificate principal balance of the Class M-1 Certificates immediately prior to that
                                   Distribution Date over (b) the lesser of (x) the product of (1) 82.875% for any Distribution
                                   Date prior to the Distribution Date in January 2013 and 86.300% for any Distribution Date on or
                                   after the Distribution Date in January 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-2 Principal             With respect to any Distribution Date:
Distribution Amount:
                               1.   prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and Class M-1 Principal
                                    Distribution Amount, or
                               2.   on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:  (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and Class M-1 Principal
                                    Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A and Class M-1 Certificates (after taking into account the payment of the Class A Principal Distribution Amount and Class M-1 Principal Distribution
                                    Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-2
                                    Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 87.250% for any Distribution Date prior to the Distribution Date in January 2013 and
                                    89.800% for any Distribution Date on or after the Distribution Date in January 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the
                                    Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-3 Principal           With respect to any Distribution Date:
Distribution Amount:
                              1.   prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal
                                   Distribution Amount, and Class M-2 Principal Distribution Amount, or
                              2.   on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution
                                   Amount and the Class M-2 Principal Distribution Amount; and (ii) the excess of (a) the sum of
                                   (1) the aggregate certificate principal balance of the Class A, Class M-1 and Class M-2
                                   Certificates (after taking into account the payment of the Class A Principal Distribution
                                   Amount,  the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution
                                   Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-3
                                   Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 88.500% for any Distribution Date prior to the Distribution Date in January 2013 and
                                   90.800% for any Distribution Date on or after the Distribution Date in January 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the
                                   Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-4 Principal           With respect to any Distribution Date:
Distribution Amount:
                              1.   prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal
                                   Distribution Amount, Class M-2 Principal Distribution Amount and Class M-3 Principal
                                   Distribution Amount, or
                              2.   on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution
                                   Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution
                                   Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class A Principal Distribution Amount,  the Class M-1 Principal Distribution
                                   Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution
                                   Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-4
                                   Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 90.875% for any Distribution Date prior to the Distribution Date in January 2013 and
                                   92.700% for any Distribution Date on or after the Distribution Date in January 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the
                                   Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-5 Principal           With respect to any Distribution Date:
Distribution Amount:
                              1.   prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal
                                   Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution
                                   Amount and Class M-4 Principal Distribution Amount, or
                              2.   on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution
                                   Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and
                                   the Class M-4 Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3 and
                                   Class M-4 Certificates (after taking into account the payment of the Class A Principal
                                   Distribution Amount,  the Class M-1 Principal Distribution Amount, Class M-2 Principal
                                   Distribution Amount, Class M-3 Principal Distribution Amount and the Class M-4 Principal
                                   Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-5 Certificates immediately prior to that Distribution Date over (b) the lesser of
                                   (x) the product of (1) 92.125% for any Distribution Date prior to the Distribution Date in
                                   January 2013 and 93.700% for any Distribution Date on or after the Distribution Date in January
                                   2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that
                                   Distribution Date, less the Overcollateralization Floor.

Class M-6 Principal           With respect to any Distribution Date:
Distribution Amount:
                              1.   prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal
                                   Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution
                                   Amount, Class M-4 Principal Distribution Amount and Class M-5 Principal Distribution Amount, or
                              2.   on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution
                                   Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, the
                                   Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount; and
                                   (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class
                                   A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class A Principal Distribution Amount,  the Class M-1 Principal
                                   Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution
                                   Amount, Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount
                                   for that Distribution Date) and (2) the certificate principal balance of the Class M-6
                                   Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 93.375% for any Distribution Date prior to the Distribution Date in January 2013 and
                                   94.700% for any Distribution Date on or after the Distribution Date in January 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the
                                   Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-7 Principal           With respect to any Distribution Date:
Distribution Amount:
                              1.   prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal
                                   Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution
                                   Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount and
                                   Class M-6 Principal Distribution Amount, or

                              2.   on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution
                                   Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, the
                                   Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the
                                   Class M-6 Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class
                                   M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class A
                                   Principal Distribution Amount,  the Class M-1 Principal Distribution Amount, Class M-2
                                   Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal
                                   Distribution Amount, Class M-5 Principal Distribution Amount and the Class M-6 Principal
                                   Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-7 Certificates immediately prior to that Distribution Date over (b) the lesser of
                                   (x) the product of (1) 94.625% for any Distribution Date prior to the Distribution Date in
                                   January 2013 and 95.700% for any Distribution Date on or after the Distribution Date in January
                                   2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that
                                   Distribution Date, less the Overcollateralization Floor.

Class M-8 Principal           With respect to any Distribution Date:
Distribution Amount:
                              1.   prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal
                                   Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution
                                   Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class
                                   M-6 Principal Distribution Amount and Class M-7 Principal Distribution Amount, or
                              2.   on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution
                                   Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, the
                                   Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class
                                   M-6 Principal Distribution Amount and the Class M-7 Principal Distribution Amount; and (ii) the
                                   excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class
                                   M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class A Principal Distribution Amount,  the Class M-1
                                   Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal
                                   Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution
                                   Amount, Class M-6 Principal Distribution Amount and the Class M-7 Principal Distribution Amount
                                   for that Distribution Date) and (2) the certificate principal balance of the Class M-8
                                   Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 95.875% for any Distribution Date prior to the Distribution Date in January 2013 and
                                   96.700% for any Distribution Date on or after the Distribution Date in January 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the
                                   Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-9 Principal           With respect to any Distribution Date:
Distribution Amount:
                              1.   prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal
                                   Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution
                                   Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class
                                   M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount and Class M-8
                                   Principal Distribution Amount, or
                              2.   on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution
                                   Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, the
                                   Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class
                                   M-6 Principal Distribution Amount, the Class M-7 Principal Distribution Amount and the Class
                                   M-8 Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class
                                   M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class A Principal Distribution Amount,  the Class M-1 Principal Distribution Amount, Class
                                   M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal
                                   Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution
                                   Amount, the Class M-7 Principal Distribution Amount and the Class M-8 Principal Distribution
                                   Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-9
                                   Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 97.125% for any Distribution Date prior to the Distribution Date in January 2013 and
                                   97.700% for any Distribution Date on or after the Distribution Date in January 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the
                                   Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class B Principal             With respect to any Distribution Date:
Distribution Amount:
                              1.   prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal
                                   Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution
                                   Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class
                                   M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount, Class M-8 Principal
                                   Distribution Amount, and the Class M-9 Principal Distribution Amount, or
                              2.   on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution
                                   Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, the
                                   Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class
                                   M-6 Principal Distribution Amount, the Class M-7 Principal Distribution Amount , the Class M-8
                                   Principal Distribution Amount, and the Class M-9 Principal Distribution Amount; and (ii) the
                                   excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class
                                   M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9
                                   Certificates (after taking into account the payment of the Class A Principal Distribution
                                   Amount,  the Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount,
                                   Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5
                                   Principal Distribution Amount, Class M-6 Principal Distribution Amount, the Class M-7 Principal
                                   Distribution Amount, the Class M-8 Principal Distribution Amount, and the Class M-9 Principal
                                   Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class B Certificates immediately prior to that Distribution Date over (b) the lesser of (x)
                                   the product of (1) 98.750% for any Distribution Date prior to the Distribution Date in January
                                   2013 and 99.000% for any Distribution Date on or after the Distribution Date in January 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that
                                   Distribution Date, less the Overcollateralization Floor.

Net Monthly Excess Cashflow   On each Distribution Date, the Net Monthly Excess Cashflow will be distributed among the
Distributions:                Certificates in the following order of priority:

                              1.   To pay to holders of the class or classes of certificates then entitled to receive distributions in respect of principal (as described above), the principal portion of realized losses previously allocated to reduce the certificate principal balance of any Class A, Class M
                                   , and Class B Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries;
                              2.   As part of the Principal Distribution Amount, to pay to the holders of the Class A, Class  M and Class B Certificates in reduction of their certificate principal balances, the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;

                              3.   To pay any Overcollateralization Increase Amount to the class or classes of certificates then entitled to receive distributions in respect of principal;
                              4.   To pay the holders of the Class A, Class  M and Class B Certificates, pro rata, based on
                                   Prepayment Interest Shortfalls allocated thereto, the amount of any Prepayment Interest
                                   Shortfalls allocated thereto for that Distribution Date, to the extent not covered by Eligible
                                   Master Servicing Compensation on that Distribution Date;
                              5.   To pay the holders of the Class A, Class  M and Class B Certificates, pro rata, based on unpaid
                                   Prepayment Interest Shortfalls previously allocated thereto, any Prepayment Interest Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon;
                              6.   To the holders of the Class A Certificates, pro rata, and then to the holders of the Class M and Class B Certificates, in order of priority, any Interest Carryforward Amounts allocated thereto that remains unpaid as of the Distribution Date;
                              7.   To the holders of the Class A Certificates, pro rata, then to the holders of the Class M  and
                                   Class B Certificates, in order of priority, any Basis Risk Shortfall Carryforward Amount allocated thereto that remains unpaid as of the Distribution Date;
                              8.   To pay the holders of the Class A, Class M and Class B Certificates, pro rata, based on Relief
                                   Act Shortfalls allocated thereto on that Distribution Date, the amount of any Relief Act
                                   Shortfalls occurring in the current interest accrual period;
                              9.   To pay the holders of the Class A Certificates (except the Class A-1 Certificates), sequentially, then to the holders of the Class M and Class B Certificates, in order of priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed; and
                              10.  To pay the holders of the Class SB Certificates and Class R Certificates any balance remaining in accordance with the terms of the pooling and servicing agreement.

Allocation of Losses:         Realized losses on the Mortgage Loans will be allocated as follows: first, to Net Monthly Excess
                              Cashflow; second, by a reduction in the Overcollateralization Amount until reduced to zero; third, to the Class B Certificates until the certificate principal balance thereof has been reduced to zero; fourth, to the Class M-9 Certificates until the certificate principal balance thereof has been reduced to zero; fifth, to the Class M-8 Certificates until the certificate principal balance thereof has been reduced to zero; sixth, to the Class M-7 Certificates until  the certificate principal balance thereof has been reduced to zero; seventh, to the Class M-6 Certificates until the certificate principal balance thereof has been reduced to zero; eighth, to the Class M-5
                              Certificates until the certificate principal balance thereof has been reduced to zero; ninth, to the
                              Class M-4 Certificates until the certificate principal balance thereof has been reduced to zero;
                              tenth, to the Class M-3 Certificates until the certificate principal balance thereof has been reduced to zero; eleventh, to the Class M-2 Certificates until the certificate principal balance thereof has been reduced to zero, twelfth, to the Class M-1 Certificates until the certificate principal balance thereof has been reduced to zero,  thirteenth to the Class A-3 Certificates until the certificate principal thereof has been reduced to zero, and fourteenth to the Class A-2
                              Certificates until the certificate principal thereof has been reduced to zero.  There will be no realized losses allocated to the Class A-1 Certificates.

We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Any discussion of U.S. Federal Tax issues set forth in this Term Sheet was written to support the promotion and marketing of the Offered Certificates.  Such discussion was not intended or written to be used, and cannot be used, by any person for the purpose of avoiding an U.S. federal tax penalties that may be imposed on such person.  Each holder should seek advice based on its particular circumstances from an independent tax advisor. This material is furnished to you solely by Goldman, Sachs & Co., acting as underwriter and not as agent of the issuer.